SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2007

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51476	20-2903526
(Commission File Number)	(I.R.S. Employer Identification No.)

248 Route 25A, No. 2, East Setauket, New York	11733
(Address of Principal Executive Offices)	(Zip Code)

631-942-7959

(Registrant’s Telephone Number, Including Area Code)

SRKP 7, INC.
1900 Avenue of the Stars, Los Angeles, CA 90067

(Former Name or Former Address, if Changed Since Last Report)
.

Item 1.01	Entry into a Material Agreement

On January 5, 2007 (the “Effective Date”), Lixte Biotechnology, Inc. (“Lixte”), the wholly owned subsidiary of Lixte Biotechnology Holdings, Inc. (the “Company”) entered into a Services Agreement with The Free State of Bavaria (Germany) represented by the University of Regensburg (the “University”) pursuant to which Lixte retained the University to provide to it certain samples of primary cancer tissue and related biological fluids to be obtained from patients afflicted with specified types of cancer. The University will also provide certain information relating to such patients. Lixte will pay the University 72,000 Euros in two installments of 36,000 Euros, the first installment to be paid within sixty days of the Effective Date and the second installment to be paid within sixty days of the earlier of (i) the first anniversary of the Effective Date or (ii) the University’s fulfillment of certain obligations relating to the delivery of materials.

Item 8.01	Other Events

On January 11, 2007, the Company issued a press release announcing the entering into of the Services Agreement referred to in Item 1.01.

Item 9.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Services Agreement between Lixte Biotechnology, Inc. and Freestate of Bavaria represented by University of Regensburg.

Exhibit 99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

Date: January 11, 2007	By:	/s/ John S. Kovach
John S. Kovach, Chairman of the Board and Chief Executive Officer (principal executive officer)

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